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                                                                   EXHIBIT 11.1

                        HEALTH SYSTEMS DESIGN CORPORATION
                        COMPUTATION OF NET LOSS PER SHARE

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

                                                      THREE MONTHS ENDED JUNE 30,      NINE MONTHS ENDED JUNE 30,
                                                          1997            1996           1997             1996
                                                     ------------     -----------    -------------    --------------
Net loss                                             $  ( 87,272)     $  (399,686)   $  (1,620,793)   $  (1,446,992)
                                                     ------------     -----------    -------------    --------------
                                                     ------------     -----------    -------------    --------------
Weighted average common and common equivalent
    shares outstanding                                 6,495,558        6,421,440        6,462,643        5,284,641

Common shares, options and warrants granted
(using the treasury stock method assuming an
initial public offering price of $13.00) since
March 16, 1995 included pursuant to Securities
and Exchange Commission Rules                                  -          251,259                -          251,259
                                                     ------------     -----------    -------------    --------------

Weighted average common and equivalent shares
    outstanding                                        6,495,558        6,672,699        6,462,643        5,535,900
                                                     ------------     -----------    -------------    --------------
                                                     ------------     -----------    -------------    --------------

Net income (loss) per common and common
       equivalent share                              $     (0.01)     $     (0.06)   $       (0.25)   $       (0.26)
                                                     ------------     -----------    -------------    --------------
                                                     ------------     -----------    -------------    --------------

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